UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2023

SESEN BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 444-8550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SESN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                            Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☐

Item 3.03 – Material Modification to Rights of Security Holders.

As disclosed below under Item 5.07 of this Current Report on Form 8-K, at a special meeting of the stockholders of Sesen Bio, Inc. (“Sesen Bio”) held on March 2, 2023 (the “Special Meeting”), the Sesen Bio stockholders approved an amendment (the “Stock Split Amendment”) to the restated certificate of incorporation of Sesen Bio, as amended, to effect a reverse stock split of the issued and outstanding shares of Sesen Bio common stock, at a ratio of 1-for-20 (the “Reverse Stock Split”), and reduce the number of authorized shares of Sesen Bio common stock to 100,000,000 (the “Authorized Share Reduction”). On March 2, 2023, Sesen Bio filed the Stock Split Amendment with the Secretary of State of the State of Delaware to effect the Reverse Stock Split and Authorized Share Reduction, effective as of 5:01 p.m. on March 7, 2023. As a result of the Reverse Stock Split, the number of issued and outstanding shares of Sesen Bio’s common stock immediately prior to the Reverse Stock Split will be reduced to a smaller number of shares, such that every 20 shares of Sesen Bio common stock held by a stockholder immediately prior to the Reverse Stock Split will be combined and reclassified into one share of Sesen Bio common stock. Any fractional shares will be paid out in cash.

The foregoing description of the Stock Split Amendment is not complete and is subject to and qualified in its entirety by reference to the Stock Split Amendment, a copy of which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

At the Special Meeting, Sesen Bio stockholders voted on the proposals set forth below relating to the Agreement and Plan of Merger and Reorganization, dated as of September 20, 2022, as amended by the First Amendment thereto, dated as of December 29, 2022, and the Second Amendment thereto, dated as of February 13, 2023 (as amended, the “Merger Agreement”), by and among Sesen Bio, Seahawk Merger Sub, Inc. (“Merger Sub”) and CARISMA Therapeutics Inc. (“Carisma”), providing for the merger of Merger Sub with and into Carisma, with Carisma surviving the merger as a wholly-owned subsidiary of Sesen Bio (the “Merger”). The proposals are described in detail in the proxy statement/prospectus filed by Sesen Bio with the Securities and Exchange Commission on January 19, 2023, as supplemented on February 16, 2023. The final voting results regarding each proposal are set forth below. There were 202,759,043 shares of Sesen Bio common stock outstanding and entitled to vote on the January 17, 2023 record date for the Special Meeting, and 135,078,730 shares of Sesen Bio common stock were represented in person or by proxy at the Special Meeting, which number constituted a quorum.

1.    The proposal to approve, for purposes of Nasdaq Listing Rule 5635(a) and (b), the issuance of shares of Sesen Bio common stock to stockholders of Carisma pursuant to the terms of the Merger Agreement, and the change of control of Sesen Bio resulting from the Merger was approved based on the following number of votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
87,388,384	11,764,536	410,075	35,515,735

2.    The proposal to approve an amendment to the restated certificate of incorporation of Sesen Bio, as amended, to (a) effect a reverse stock split of the issued and outstanding shares of Sesen Bio common stock, at a ratio of 1-for-20, and (b) reduce the number of authorized shares of Sesen Bio common stock to 100,000,000 was approved based on the following number of votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
116,038,167	18,445,657	594,906	0

3.    The proposal to approve an amendment and restatement of the Sesen Bio 2014 Stock Incentive Plan, as amended, to, among other things, (a) increase the number of shares of Sesen Bio common stock reserved for issuance under the 2014 Stock Incentive Plan and (b) extend the term of the 2014 Stock Incentive Plan to the tenth anniversary of the closing of the Merger was approved based on the following number of votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
76,183,217	22,674,025	705,753	35,515,735

4.    The proposal to approve an amendment to the Sesen Bio 2014 Employee Stock Purchase Plan, as amended, to increase the number of shares of Sesen Bio common stock reserved for issuance under the 2014 Employee Stock Purchase Plan was approved based on the following number of votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
76,273,769	22,529,500	759,726	35,515,735.00

5.    The proposal to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1 and 2 was approved based on the following number of votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
114,491,439	19,667,640	919,651	0

Adjournment of the Special Meeting was not necessary because there were sufficient votes in favor of Proposal Nos. 1 and 2.

Item 8.01 – Other Events.

On March 2, 2023, Sesen Bio announced in a press release the voting results relating to the Special Meeting and that its Board of Directors approved the payment of a one-time, special cash dividend of $75.0 million to its stockholders contingent upon the consummation of the Merger. Based on the current number of shares outstanding, including unvested restricted stock units, the special cash dividend is expected to result in a distribution of $0.36 per share. The special cash dividend will be paid no later than March 10, 2023 to stockholders of record at the close of business on March 7, 2023 contingent upon the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Based on the results of the Special Meeting, the Merger is expected to be consummated on or around March 7, 2023, subject to the satisfaction of the remaining closing conditions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for Sesen Bio, Inc. (Sesen Bio), CARISMA Therapeutics Inc. (Carisma) or the combined company, Sesen Bio’s, Carisma’s or the combined company’s strategy or future operations, and other statements containing the words “anticipate,” “believe,” “contemplate,” “expect,” “intend,” “may,” “plan,” “predict,” “target,” “potential,” “possible,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. For example, statements concerning the proposed transaction, the concurrent financing, the contingent value rights and other matters, including without limitation: statements relating to the satisfaction of the conditions to and consummation of the proposed transaction, the expected timing of the consummation of the proposed transaction, the expected ownership percentages of the combined company, Sesen Bio’s and Carisma’s respective businesses, the strategy of the combined company, future operations, advancement of the combined company’s product candidates and product pipeline, clinical development of the combined company’s product candidates, including expectations regarding timing of initiation and results of clinical trials of the combined company, the ability of Sesen Bio to remain listed on the Nasdaq Stock Market, the completion of the concurrent financing, the receipt of any payments under the contingent value rights, and the amount and timing of distributions to be made to Sesen Bio stockholders, if any, in connection with any potential dissolution or liquidation scenario are forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including without limitation: (i) the risk that the conditions to the closing of the proposed transaction are not satisfied; (ii) uncertainties as to the timing of the consummation of the proposed transaction and the ability of each of Sesen Bio and Carisma to consummate the proposed transaction, including completing the concurrent financing; (iii) risks related to Sesen Bio’s ability to correctly estimate its expected net cash at closing and Sesen Bio’s and Carisma’s ability to correctly estimate and manage their respective operating expenses and expenses associated with the proposed transaction; (iv) risks related to Sesen Bio’s continued listing on the Nasdaq Stock Market until closing of the proposed transaction; (v) the risk that as a result of adjustments to the exchange ratio, Sesen Bio stockholders or Carisma stockholders could own less of the combined company than is currently anticipated; (vi) the risk that the conditions to payment under the contingent value rights will not be met and that the contingent value rights may otherwise never deliver any value to Sesen Bio stockholders; (vii) risks associated with the possible failure to realize certain anticipated benefits of the proposed transaction, including with respect to future financial and operating results; (viii) uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; (ix) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, as amended; (x) the effect of the announcement, pendency or completion of the merger on Sesen Bio’s or Carisma’s business relationships, operating results and business generally; (xi) costs related to the merger; (xii) the outcome of any legal proceedings instituted against Sesen Bio, Carisma or any of their respective directors or officers related to the merger agreement or the transactions contemplated thereby; (xiii) the ability of Sesen Bio or Carisma to protect their respective intellectual property rights; (xiv) competitive responses to the proposed transaction and changes in expected or existing competition; (xv) the success and timing of regulatory submissions and pre-clinical and clinical trials; (xvi) regulatory requirements or developments; (xvii) changes to clinical trial designs and regulatory pathways; (xviii) changes in capital resource requirements; (xix) risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance its product candidates and its preclinical programs; (xx) legislative, regulatory, political and economic developments; and (xxi) other factors discussed in the “Risk Factors” section of Sesen Bio’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the Securities and Exchange Commission (SEC). In addition, the forward-looking statements included in this communication represent Sesen Bio’s and Carisma’s views as of the date hereof. Sesen Bio and Carisma anticipate that subsequent events and developments will cause the respective company’s views to change. However, while Sesen Bio may elect to update these forward-looking statements at some point in the future, Sesen Bio specifically disclaims any obligation to do so, except as required under applicable law. These forward-looking statements should not be relied upon as representing Sesen Bio’s views as of any date subsequent to the date hereof.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Sesen Bio, Inc., dated March 2, 2023
99.1	Press release dated March 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 2, 2023

Sesen Bio, Inc.

By:	/s/ Thomas R. Cannell, D.V.M.
Thomas R. Cannell, D.V.M.
President and Chief Executive Officer